Exhibit 4.1

Execution Version

HORNBECK OFFSHORE SERVICES, INC.,

AS ISSUER,

EACH OF THE GUARANTORS PARTY HERETO,

AS GUARANTORS

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

1.500% Convertible Senior Notes due 2019

INDENTURE

Dated as of August 13, 2012

i

Section 14.12.	Severability Clause	70
Section 14.13.	Calculations	70
Section 14.14.	Consent to Jurisdiction	70
Section 14.15.	U.S.A. PATRIOT Act	70

SCHEDULE A	Additional Shares
EXHIBIT A	Form of the Security
EXHIBIT B	Form of Notation of Subsidiary Guarantee
EXHIBIT C	Form of Supplemental Indenture

INDENTURE dated as of August 13, 2012, among HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Company”), the Guarantors (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 1.500% Convertible Senior Notes due 2019 (the “Securities”) on the date hereof.

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 3.08 and Section 7.03 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or New Orleans, Louisiana are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Company” means Hornbeck Offshore Services, Inc. or its successors and assigns.

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Obligation” means the Company’s obligation to convert the Securities.

“Conversion Period” means the 25 consecutive Trading Day period:

(1) with respect to Conversion Notices received on or after June 1, 2019, beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Maturity Date; and

(2) in all other cases, beginning on, and including, the third Trading Day following our receipt of the relevant Conversion Notice.

“Conversion Price” means, in respect of each $1,000 principal amount of Securities, $1,000 divided by the Conversion Rate, as may be adjusted from time to time as set forth herein.

“Conversion Rate” means, in respect of each $1,000 principal amount of Securities, at an initial rate of 18.5718 shares of Common Stock, subject to adjustments as set forth herein.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” for any Trading Day in the applicable Conversion Period equals 1/25th of:

(1) the Conversion Rate in effect on that Trading Day, multiplied by

(2) the VWAP of the Common Stock on that Trading Day.

“Daily Measurement Value” means the quotient of the Specified Dollar Amount divided by 25.

“Daily Settlement Amount” for each $1,000 principal amount of Securities, for each of the 25 consecutive Trading Days in the relevant Conversion Period, shall consist of:

(1) cash equal to the lesser of (a) the Daily Measurement Value and (b) the Daily Conversion Value; and

(2) to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (a) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (b) the VWAP of the Common Stock on such Trading Day.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means certificated Securities that are not Global Securities.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Company other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this Indenture.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Common Stock, the first date on which Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“Foreign Subsidiary” means any Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(1)	any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the Beneficial Owner of Common Equity of the Company representing more than 50% of the ordinary voting power of the Company’s Common Equity;

(2)	consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving entity or transferee or parent thereof immediately after such event shall not be a Fundamental Change; or

(3)	the Company’s Common Stock (or other Common Equity into which the Securities are then convertible) ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or any other national securities exchange (or any of their respective successors) for a period of 30 consecutive Scheduled Trading Days, provided, however, that a Fundamental Change described in clauses (1) or (2) of the definition above shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights, in connection with the transaction or transactions constituting the Fundamental Change described in clauses (1) or (2) consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or any other national securities exchange (or any of their respective successors), or which shall be so traded when issued or exchanged in connection with such Fundamental Change (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions such Publicly Traded Securities become Reference Property in accordance with Section 12.04.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the (i) Public Company Accounting Oversight Board, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time and (iv) the rules and regulations of the SEC governing to inclusion of financial statements in period reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Securities” means certificated Securities in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

“Guarantor” means each of (1) the Company’s Subsidiaries party hereto on the date of this Indenture; and (2) any other Subsidiary of the Company that executes a notation of Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Holder” means the Person in whose name a Security is registered in the Securities Register.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchasers” means the several initial purchasers named in Schedule I to the Purchase Agreement.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means August 13, 2012.

“Jones Act” means the U.S. cabotage laws known as the Shipping Act of 1916 (46 U.S.C. §50501) and the Merchant Marine Act of 1920 (46 U.S.C. §50501), as amended.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on that date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the mid-point of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms (which may include one or more Initial Purchasers or their Affiliates) selected by the Company for this purpose; provided, that if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the Last Reported Sale Price will be the average of the mid-points of such bid and ask prices from those two investment banking firms, and if such prices can reasonably be obtained from only one such dealer, then the Last Reported Sale Price will be the mid-point of such bid and ask prices from that investment banking firm.

“Market Disruption Event” means, for the purpose of the definition of Trading Day, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock; provided that for purposes of determining a Trading Day or Scheduled Trading Day in Section 12.01(d), “Market Disruption Event” means the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means September 1, 2019.

“Offering Memorandum” means the offering memorandum, dated August 7, 2012, relating to the offering by the Company of the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board (if an executive officer), the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be, in the case of the Officers’ Certificate referred to in Section 3.05 hereof, the principal executive officer, the principal financial officer, or the principal accounting officer of the Company, that meets the requirements of Section 14.03 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Agreement” means the Purchase Agreement dated as of August 7, 2012 between the Company, the Guarantors named therein and the Initial Purchasers relating to the initial purchase and sale of the Securities.

“QIB” means any “qualified institutional buyer” (as such term is defined in Rule 144A).

“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

“Regular Record Date” for the payment of interest on the Securities (including Additional Interest, if any), means the February 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on March 1 and the August 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on September 1.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. §§ 77a – 77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC; provided that, in the case of a Subsidiary that meets the criteria of clause (c) of the definition thereof but not clause (a) or (b) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25 million.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities being converted to be received upon conversion as specified in the notice specifying the Settlement Method (or deemed so specified).

“Stated Maturity” means September 1, 2019.

“Stock Price” means, in respect of a Fundamental Change, the price per share of Common Stock paid in connection with such Fundamental Change, which shall be equal to (i) if such Fundamental Change is a transaction set forth in clause (2) of the definition thereof, and holders of Common Stock receive only cash in such transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Fundamental Change.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total Common Equity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and (c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture.

“Trading Day” means any Scheduled Trading Day during which (i) trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, and (ii) there is no Market Disruption Event. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Company for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company (which may include one or more Initial Purchasers or their Affiliates); provided that, if three such bids cannot reasonably be obtained by the Company but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used. If the Company cannot reasonably obtain on any Trading Day at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities for such Trading Day will be deemed to be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trust Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“U.S. citizen” means a person who is a “citizen of the United States” as defined in the Jones Act.

“VWAP” per share of the Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page HOS <EQUITY> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, VWAP means the market value per share of the Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The “VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Shares”	13.02
“Agent Members”	2.09
“Authenticating Agent”	2.04
“Averaging Period”	12.02(e)
“Company Notice”	11.02(a)
“Company Notice Date”	11.02(a)

“Company Order”	2.04
“Conversion Date”	12.01(c)
“Defaulted Interest”	2.15
“Designated Institution”	12.01(f)
“Effective Date”	12.03(b)
“Event of Default”	7.01
“Expiration Date”	12.02(e)
“Fundamental Change Purchase Date”	11.01
“Fundamental Change Purchase Notice”	11.01(b)
“Fundamental Change Purchase Price”	11.01
“Global Security Legend”	2.03(iv)
“Legal Holiday”	14.06
“Measurement Period”	12.01(a)(ii)
“Paying Agent”	2.05
“Reference Property”	12.04
“Registrar”	2.05
“Reorganization Event”	12.04
“Restricted Securities”	2.03
“Restricted Securities Legend”	2.03
“Securities Register”	2.05
“Settlement Amount”	12.01(d)
“Special Interest Payment Date”	2.15(a)
“Special Record Date”	2.15(a)
“Spin-Off”	12.02(c)
“Subsidiary Guarantee”	13.01
“Successor Company”	4.01(a)
“Valuation Period”	12.02(c)

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(g) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock and (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

Article 2

THE SECURITIES

Section 2.01. Title; Amount and Issue of Securities; Principal and Interest. (a) The Securities shall be known and designated as the “1.500% Convertible Senior Notes due 2019” of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is initially limited to $300,000,000, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 2.03, 2.04, 2.08, 2.09, 2.10, 2.11, 2.13, 10.04, 11.02, or 12.01; provided that additional Securities may be issued in an unlimited aggregate principal amount from time to time thereafter as set forth pursuant to Section 2.04. The Securities shall be issuable in denominations of $1,000 or multiples thereof.

(b) The Securities shall mature on September 1, 2019 unless earlier converted or repurchased in accordance with the provisions hereof.

(c) Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on March 1 and September 1 in each year, commencing March 1, 2013.

(d) A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding Interest Payment Date, notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) with respect to conversions following the close of business on the Regular Record Date immediately preceding the Stated Maturity of the Securities, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest (including any Additional Interest) existing at the time of conversion of such Security. Except as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of cash, shares of Common Stock or the combination of cash and shares of Common Stock, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

(e) Principal of, interest (including Additional Interest, if any) and premium, if any, on, Global Securities shall be payable to DTC in immediately available funds.

(f) Principal of, and any premium on, Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the corporate trust office of the Trustee. Interest (including Additional Interest, if any), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application in writing by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 2.02. Form of Securities.

(a) Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

(b) The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section 2.03. Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 2.03. Legends. Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(i), and each Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, unless as otherwise set forth below, bear the legend set forth in Section 2.03(ii) (each such legend, a “Restricted Securities Legend”), and such legend shall not be removed except as provided in Section 2.03(iii). Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(i) (together with each Common Stock certificate representing shares of the Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(ii), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03 (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in Section 2.03, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(i) Restricted Securities Legend for Securities. Prior to the date one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 or any successor provision thereunder (the “Delegending Date”), each certificate representing Securities will bear the following legend (unless such Securities have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to the exemption from registration provided by Rule 144, if available):

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE 1.500% SENIOR CONVERTIBLE NOTES DUE 2019 OF HORNBECK OFFSHORE SERVICES, INC. (THE “COMPANY”), OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 OR ANY SUCCESSOR PROVISION THEREUNDER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, INCLUDING UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, IF AVAILABLE, SUBJECT (IN THE CASE OF CLAUSE (D)) TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) OR CLAUSE 2(D) (EXCEPT A TRANSFER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

(ii) Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Securities. Until the Delegending Date, each stock certificate representing Common Stock issued upon conversion of Securities bearing a Restricted Securities Legend will bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY; (B) UNDER A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(iii) Removal of the Restricted Securities Legends. The Restricted Securities Legend will be removed from the Securities on the Delegending Date, unless the Company has reasonable cause to believe that the Securities are “restricted securities” within the meaning of Rule 144 and instructs the Trustee in writing not to remove the Restricted Securities Legend. In addition, the Restricted Securities Legend may be removed from any Security or any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence, at the written direction of the Company, (x) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that do not bear such legend or (y) in the case of a Common Stock certificate representing shares of the

Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the Common Stock certificate or certificates representing such shares of Common Stock bearing such legend, one or more new Common Stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Security or Common Stock certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security, or no other Common Stock certificates issued in exchange for such Common Stock, shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a “restricted security” (or such shares of Common Stock are “restricted securities”) within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

Any Security (or Security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(i) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.08, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(i).

Any Common Stock certificate representing shares of Common Stock issued upon conversion of any Security as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(ii) have been satisfied may, upon surrender of the Common Stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new Common Stock certificate or certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

(iv) Global Security Legend. Each Global Security shall also bear the following legend (the “Global Security Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS

OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.”

(v) Legend for Definitive Securities. Definitive Securities, in addition to the legend set forth in Section 2.03(i), will also bear a legend substantially in the following form:

“THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES.”

Section 2.04. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company in an unlimited aggregate principal amount to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary of the Company (the “Company Order”) for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. All Securities issued on the Issue Date shall be identical in all respects with any such Securities authenticated and delivered thereafter, other than issue dates, the date from which interest accrues, appropriate CUSIP numbers or other identifying notations and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, subject to Section 2.12, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Initially, the Trustee will act as the Authenticating Agent. Any such instrument shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Company, pursuant to Article 4, shall be consolidated or merged with or into, or shall convey, transfer or lease all or substantially all of its properties and assets to, any Person, and the Successor Company, if not the Company, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.04 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

Section 2.05. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.06. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.06. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of, interest (including any Additional Interest) and premium, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, interest (including any Additional Interest) and premium, if any, when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, interest (including any Additional Interest) or premium, if any, on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08. General Provisions Relating to Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.04, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s written request. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or permitted under the terms of this Indenture.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.09. Book-Entry Provisions for the Global Securities. (a) The Global Securities initially shall:

(i) be registered in the name of DTC (or a nominee thereof);

(ii) be delivered to the Trustee as Securities Custodian;

(iii) bear the Restricted Securities Legend set forth in Section 2.03(i); and

(iv) bear the Global Security Legend set forth in Section 2.03(iv).

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(c) A Global Security may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof) or to a successor thereof (or such successor’s nominee), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.10.

(d) If at any time:

(i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;

(ii) DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;

(iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities, subject to the procedures of DTC; or

(iv) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

the Securities Custodian shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Definitive Securities shall be registered in such names as DTC (or any nominee thereof) shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities.

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.09(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

None of the Trustee, the Registrar or the Paying Agent shall have any responsibility or liability for any actions taken or not taken by DTC.

Section 2.10. Special Transfer Provisions. Unless a Security is no longer a Restricted Security, the following provisions shall apply to any sale, pledge or other transfer of such Securities:

(a) Transfer of Securities to a QIB. The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB:

(i) If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by DTC.

(ii) If the Securities to be transferred consist of Definitive Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Registrar in writing that:

(A) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion;

(B) it and any such account is a QIB within the meaning of Rule 144A;

(C) it is aware that the sale to it is being made in reliance on Rule 144A;

(D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

(E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.09 hereof or this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.11. Mutilated, Destroyed, Lost or Wrongfully Taken Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.11, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section 2.11 in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Securities duly issued hereunder.

The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.12. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.12 as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security; provided, however, that (i) for purposes of determining which Securities are outstanding for consent or voting purposes hereunder, the provisions of Section 14.04 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Security is replaced or paid pursuant to Section 2.11, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture at Stated Maturity, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) maturing then on and after that date such Securities (or portions thereof) cease to be outstanding and interest (including any Additional Interest) on them ceases to accrue.

Section 2.13. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and upon receipt of a Company Order the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and upon receipt of a Company Order the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

Section 2.14. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, conversion, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate describing such Securities disposed of (subject to the record retention requirements of the Exchange Act). The Company may not issue new Securities to replace Securities it has paid for or converted or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, repurchased, converted or canceled, such Global Security shall be returned by the Securities Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, repurchased, converted or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.15. Payment of Interest; Defaulted Interest. Interest (including any Additional Interest) on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.05.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such interest and (to the extent lawful) interest on such interest at the rate borne by the Securities (such interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 14.01, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Additional Interest) accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.16. Computation of Interest. Interest (including any Additional Interest) on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.17. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such number either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identified number printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN number. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Article 3

COVENANTS

Section 3.01. Payment of Securities. The Company shall promptly pay the principal of, interest (including any Additional Interest) and premium, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest (including any Additional Interest) and premium, if any, shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal, interest (including any Additional Interest) and premium, if any, then due.

The Company shall pay interest on overdue principal or premium, if any, at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest (including any Additional Interest) payments hereunder.

Section 3.02. Maintenance of Office or Agency. The Company will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.03. Corporate Existence. Except as otherwise provided in Article 4 or Article 13, each of the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence and (ii) the material rights (charter and statutory), licenses and franchises of the Company, except, in the case of clause (ii), to the extent the Company otherwise reasonably determines it no longer desirable.

Section 3.04. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

Section 3.05. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.

Section 3.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.07. Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such events which would constitute an Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Section 3.08. Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Persons that were Affiliates of the Company during the immediately preceding three months as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities, the Company shall pay Additional Interest on the Securities at the rate of 0.50% per annum of the principal amount of Securities outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing. In no event shall Additional Interest (including any Additional Interest that may accrue under Section 7.03) accrue at a rate per year in excess of 0.50% pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Notwithstanding the foregoing, no Additional Interest will accrue or be payable under this Section 3.08 for each day on which the Company makes available to Holders an effective registration statement permitting the resale of the Securities and the shares of Common Stock issued upon conversion thereof. After the Company has made available such an effective shelf registration statement for the six-month period described above, no further Additional Interest will be payable under this Section 3.08.

Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities. No Additional Interest will accrue after such six-month period, regardless of whether such failure has occurred or is continuing. The Company will not pay any Additional Interest or other amounts on Common Stock, if any, received upon conversion.

(b) The Company shall use its reasonable best efforts to cause the Securities to be assigned an unrestricted CUSIP number as of the 366th day after the last date of original issuance of the Securities.

(c) If Additional Interest is payable by the Company pursuant to this Section 3.08 or Section 7.03, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 3.09. Additional Subsidiary Guarantees. If any of the Company’s Subsidiaries (including a Foreign Subsidiary) that is not already a Guarantor, guarantees any indebtedness of the Company or a Domestic Subsidiary, then such Subsidiary will become a Guarantor and execute and deliver to the Trustee a supplemental indenture in substantially the form attached hereto as Exhibit C, a notation of Subsidiary Guarantee and an Officers’ Certificate and an Opinion of Counsel in accordance with Section 10.05, within 10 Business Days of the date on which it guarantees such indebtedness of the Company or a Domestic Subsidiary. The form of such notation of Subsidiary Guarantee is attached as Exhibit B hereto.

Article 4

SUCCESSOR COMPANY

Section 4.01. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

For purposes of this Section 4.01, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its properties and assets, the Company will not be released from the obligation to pay the principal of, premium, if any, and interest (including any Additional Interest) on the Securities.

Article 5

REPORTING OBLIGATIONS

Section 5.01. Reporting Obligations. (a) The Company shall deliver to the Trustee, within 15 days after it is required to file the same (after giving effect to any grace period provided by rule 12b-25 under the Exchange Act or otherwise) with the SEC, copies of its annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) The public availability of the above reports on either the SEC’s website or the Company’s website will satisfy its obligation to furnish these reports to the Trustee; provided that the Trustee will have no obligation to determine whether or not such filings have been made.

(c) Delivery of reports, information and other documents under this Section 5.01 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Article 6

[RESERVED]

Article 7

DEFAULTS AND REMEDIES

Section 7.01. Events of Default. Each of the following is an “Event of Default”:

(a) default in any payment of interest (including Additional Interest) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to deliver any shares of Common Stock, cash or a combination thereof, as applicable, due upon conversion of Securities in accordance with this Indenture, upon exercise of a Holder’s conversion right and such failure continues for a period of 10 days;

(d) failure by the Company to give a Company Notice of the occurrence of a Fundamental Change to Holders pursuant to Section 11.01 or notice of a specified corporate transaction (as described in Section 12.01(a)(iii)) to Holders, in each case when due;

(e) failure by the Company to comply with its obligations under Article 4;

(f) failure by the Company for a period of 60 days after written notice from the Trustee or Holders of at least 25% in principal amount of Securities then outstanding has been received to comply with any obligation, covenant or agreement in this Indenture or under the Securities (other than those referred to in Section 7.01(a) through (e) and Section 7.01(g) through (i));

(g) default by the Company or any Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of outstanding Securities);

(h) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(vi) takes any corporate action to authorize or effect any of the foregoing; or

(vii) takes any comparable action under any foreign laws relating to insolvency;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company for all or substantially all of the Company’s or any Significant Subsidiary’s property; or

(iii) orders the winding up or liquidation of the Company or Significant Subsidiary;

and, in each case, the order or decree or relief remains unstayed and in effect for 90 days; or

(j) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any final judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a Default under clause (f) or (g) of this Section 7.01 will not constitute an Event of Default until the Trustee notifies the Company (or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company and the Trustee) of the Default in writing and the Company does not cure such Default within the time specified in clause (f) or (g) of this Section 7.01 after receipt of such notice.

Section 7.02. Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, and accrued and unpaid interest and Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 7.01(h) or Section 7.01(i) above occurs and is continuing, the principal of and accrued and unpaid interest, if any, and Additional Interest, if any, on all the Securities outstanding shall be immediately due and payable with no further action by the Trustee or the Holders.

Section 7.03. Sole Remedy for Failure to Report. Notwithstanding any other provision of this Indenture, at the Company’s election, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Article 5 of this Indenture will, for the 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the principal amount of the Securities at a rate equal to 0.50% per annum. The Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Article 5 first occurs to but not excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under Article 5 shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to such reporting obligations is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Securities will be subject to acceleration and other remedies as provided in this Article 7 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 7.02 will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In no event will Additional Interest (including any Additional Interest that may accrue as a result of Section 3.08) accrue at a rate per year in excess of 0.50% pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 7.04. Other Remedies. If an Event of Default other than an Event of Default specified in Section 7.01(f), occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest (including any Additional Interest) or premium, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 7.05. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default resulting from the non-payment of the principal, interest (including any Additional Interest) or premium, if any, on a Security, (ii) a Default or Event of Default resulting from the failure to deliver, upon conversion, shares of Common Stock, cash or the combination of cash and shares of Common Stock, if any, upon the conversion of the Security or (iii) a Default or Event of Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, interest (including any Additional Interest) or premium, if any, on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 7.06. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 8.01 and 8.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.07. Limitation on Suits. Subject to Section 7.08, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Securities have requested in writing that the Trustee pursue the remedy;

(c) such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with such request within 60 days after receipt of the written request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 7.07), the right of any Holder to receive payment of principal of, interest (including any Additional Interest) or premium, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or delivery of consideration due upon conversion of such Securities when due, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.09. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Additional Interest) to the extent lawful) and the amounts provided for in Section 8.06.

Section 7.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 8.06.

Section 7.11. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 8.06;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, interest (including any Additional Interest) or premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and premium, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 7.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the

Trustee, the Guarantors and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee, the Guarantors and the Holders will continue as though no such proceeding had been instituted.

Section 7.13. Undertaking of Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.13 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 7.08 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

Article 8

TRUSTEE

Section 8.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

(i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 8.02. Rights of Trustee. Subject to Section 8.01:

(a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate and an Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(f) The Trustee shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), unless the Trustee’s conduct constitutes willful misconduct or gross negligence.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Securities Custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the address of the Trustee set forth in Section 14.02 (or any alternative address given to the Company by the Trustee), and such notice references the Securities and this Indenture;

(k) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 8.09 and 8.10. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if, during the continuance of any Default, the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

Section 8.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 8.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall mail by first class mail to each Holder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on any Security (including payments pursuant to the required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Holders.

Section 8.06. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 8.06) and of defending itself against any claims (whether asserted by any Holder, the Company, any Guarantor or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of its obligations hereunder. The Company and such Guarantor shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company or any Guarantor and the Trustee in connection with such defense. The Company and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 8.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, interest (including any Additional Interest) and premium, if any, on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other unsecured liability or debt of the Company or any Guarantor.

The Company’s and the Guarantors’ payment obligations pursuant to this Section 8.06 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company or any Guarantor, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by providing the Trustee with 30 days’ written notice and may appoint a successor Trustee. The Company shall remove the Trustee if:

(a)	the Trustee fails to comply with Section 8.09;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 8.07, the Company’s obligations under Section 8.06 shall continue for the benefit of the retiring Trustee.

The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

Section 8.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

Section 8.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 8.10. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 9

DISCHARGE OF INDENTURE

Section 9.01. Discharge of Liability on Securities. When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Conversion Periods have elapsed) and the Company shall deliver to the Holders shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity or Fundamental Change Purchase Date, as applicable, and the Company shall deposit with the Trustee cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest (including any Additional Interest) accrued and unpaid to such Stated Maturity or Fundamental Change Purchase Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest (including any Additional Interest), if any, with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 9.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Securities.

Section 9.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of, or interest (including any Additional Interest), if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 9.03. Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 9.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Article 10

AMENDMENTS

Section 10.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Securities and the Subsidiary Guarantees without notice to or consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder of Securities in any respect;

(b) to comply with Article 4 or Section 13.04 in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture or any successor Guarantor under any Subsidiary Guarantee;

(c) to add Guarantors with respect to the Securities or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of this Indenture;

(d) to secure the Securities;

(e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(f) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(g) to provide for the acceptance of appointment by a successor Trustee or Paying Agent or facilitate the administration of the trusts under this Indenture by more than one Trustee or Paying Agent;

(h) to add to any Events of Default for the benefit of Holders of Securities;

(i) to irrevocably elect or eliminate one or more Settlement Methods or, in the case of Combination Settlement, irrevocably elect a Specified Dollar Amount;

(j) to make any change that does not materially adversely affect the rights of any Holder; or

(k) to conform the text of this Indenture, any Subsidiary Guarantee or the Securities to the “Description of Notes” section of the Offering Memorandum as set forth in an Officers’ Certificate.

After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

Section 10.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Subsidiary Guarantees and the Securities without notice to any Holder but with the written or electronic consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and subject to the provisions of Section 7.05 past Defaults or compliance with the provisions of this Indenture or the Securities issued hereunder or related Subsidiary Guarantees may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder affected, an amendment or waiver may not:

(a) reduce the percentage in aggregate principal amount of Securities whose Holders must consent to an amendment or waive any past default;

(b) reduce the rate of or extend the stated time for payment of interest, including Additional Interest, or premium, on any Security;

(c) reduce the principal of or change the Stated Maturity of any Security;

(d) otherwise impair the right of any Holder to receive payment of principal of, interest (including any Additional Interest) or premium, if any, on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(e) make any change that impairs or adversely affects the conversion rights of any Securities, subject to Section 12.04;

(f) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with this Indenture;

(g) reduce the Fundamental Change Purchase Price or amend or modify in any manner adverse to Holders of the Securities the Company’s obligation to make any such payment;

(h) make any Security payable in currency other than that stated in the Security (it being understood that all references to cash in this Indenture and the Securities are to U.S. legal tender); or

(i) make any changes to the amendment provisions which require each Holder’s consent or to the waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

Section 10.03. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting

Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written or electronic consents under Section 10.01 or 10.02, as applicable.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 10.04. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 10.05. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive and (subject to Sections 8.01 and 8.02) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating (i) that such amendment is authorized or permitted by this Indenture and (ii) that such amendment is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, which opinion may contain customary exceptions and qualifications.

Article 11

PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE; PURCHASE AT THE OPTION OF HOLDERS

Section 11.01. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date specified by the Company that is no later than the 35th calendar day after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 11.02(d) (the “Fundamental Change Purchase Date”)). The Company shall purchase such Securities at a price (the “Fundamental Change

Purchase Price”), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, including any Additional Interest, to but excluding the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Fundamental Change Purchase Price shall equal 100% of the principal amount of Securities to be purchased and accrued and unpaid interest, including Additional Interest, shall be paid to the Holder of record on the Regular Record Date.

(a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below) the Paying Agent, in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 11.02(a) hereof, on or before the 20th calendar day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

(b) Exercise of Option. For a Security to be so purchased at the option of the Holder, such Holder must deliver to the Paying Agent such Security duly endorsed for transfer, together with a written notice of purchase (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” attached to the Security duly completed, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

(i) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased, or if not certificated, such notice must comply with appropriate DTC procedures;

(ii) the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof; and

(iii) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Securities and in this Indenture.

(c) Procedures. The Company shall purchase from a Holder, pursuant to this Section 11.01, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 11.01 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.02(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

At or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 11.01. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including any Additional Interest), on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including any Additional Interest), upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 11.02. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change.

(a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders, the Trustee, the Paying Agent and beneficial owners as required by applicable law, on or before the 20th calendar day after the occurrence of the Fundamental Change (each such date of delivery, a “Company Notice Date”). Each Company Notice shall include a form of Fundamental Change Purchase Notice, to be completed by a Holder and shall state:

(i) the applicable Fundamental Change Purchase Price;

(ii) if conversion is permitted under Section 12.01(a)(iii), the Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

(iii) the applicable Fundamental Change Purchase Date and the last date on which a Holder may exercise its repurchase rights under Section 11.01;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(vi) that Securities as to which a Fundamental Change Purchase Notice has been delivered may be surrendered for conversion only if the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(vii) that the Fundamental Change Purchase Price for any Securities as to which a Fundamental Change Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities;

(viii) the procedures the Holder must follow under Section 11.01 and Section 11.02;

(ix) the conversion rights of the Securities;

(x) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price on Securities covered by any Fundamental Change Purchase Notice, as applicable, interest (including any Additional Interest) will cease to accrue on and after the Fundamental Change Purchase Date;

(xi) the CUSIP or ISIN number of the Securities;

(xii) the procedures for withdrawing a Fundamental Change Purchase Notice; and

(xiii) the events causing a Fundamental Change and the effective date of the Fundamental Change.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b) Adequacy and Effect of Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. The Company shall reasonably determine whether the Fundamental Change Purchase Notice delivered by the relevant Holders satisfies the conditions set out in Section 11.01(b) and Section 11.02 for such notices. The Company’s determination under this Section 11.02(b) will be binding and conclusive, absent manifest error.

Upon receipt by the Company of the Fundamental Change Purchase Notice specified in Section 11.01(b), the Holder of the Securities in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Securities. Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Securities (provided the conditions in this Article 11 have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 11.01. Securities in respect of which a Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Fundamental Change Purchase Date to which it relates, specifying:

(i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii) if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

(iii) the principal amount, if any, of such Securities which remains subject to the original Fundamental Change Purchase Notice and which has been or shall be delivered for purchase by the Company.

There shall be no purchase of any Securities pursuant to Section 11.01 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Fundamental Change Purchase Price). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating

Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 11.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.01 to be exercised in the time and in the manner specified in Section 11.01.

(e) Repayment to the Company. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 11.01(c) exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then promptly on and after the Business Day following the Fundamental Change Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f) Officers’ Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 11.02(a) herein.

Article 12

CONVERSION

Section 12.01. Conversion of Securities. (a) Right to Convert. Subject to the procedures for conversion set forth in this Article 12, a Holder may convert its Securities on or prior to the close of business on the second Scheduled Trading Day immediately preceding Stated Maturity at the Conversion Rate when one or more of the conditions specified below are met and during the related specified period. Whenever the Securities shall become convertible upon one or more of the conditions stated in clauses (i), (ii), (iii)(A) or (iii)(B) below, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 14.01. For the avoidance of doubt, the Trustee has no duty to determine if Securities have become convertible, and its only obligation is to notify Holders of such at the Company’s request. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(i) Conversion Upon Satisfaction of Sale Price Condition. Prior to June 1, 2019, a Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after December 31, 2012 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 135% of the Conversion Price in effect on such last Trading Day.

(ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to June 1, 2019, a Holder may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 12.01(a)(ii), for each Trading Day of the Measurement Period was less than 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate for such Trading Day. In connection with any conversion in accordance with this Section 12.01(a)(ii), the Trustee shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Promptly after receiving such evidence, the Company shall determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for any Trading Day is greater than or equal to 95% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

(iii) Conversion Upon Specified Corporate Transactions.

(A) If, prior to June 1, 2019, the Company elects to (1) distribute to all holders of Common Stock any rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period expiring within 45 days after the Ex-Dividend Date of the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Price of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or (2) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company (other than pursuant to a rights plan), which distribution has a per share Fair Market Value, as determined by the Company’s Board of Directors, exceeding 15% of the Last Reported Sale Price on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, then, in each case, the Company must notify the Holders of such distribution and of their rights under this clause (A), in the manner provided in Section 14.01, at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business

Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place even if the Securities are not otherwise convertible at such time. Notwithstanding the foregoing, Holders may not surrender Securities for conversion if the Holders participate (as a result of holding the Securities, and at the same time as holders of Common Stock participate) in any of the transactions described in this Section 12.01(iii)(A) as if such Holders of the Securities held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder, without having to convert the Securities.

(B) If a Fundamental Change occurs (after giving effect to the proviso set forth in the definition thereof relating to Publicly Traded Securities) or the Company is party to a combination, merger, binding share exchange or sale, lease or other transfer of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, in each case pursuant to which Common Stock would be converted into cash, securities and/or other property that does not also constitute a Fundamental Change, the Company must notify Holders of such an event and of their rights under this clause (B), in the manner provided in Section 14.01, no later than five Business Days after the effective date of such transaction. Holders may surrender Securities for conversion at any time after the effective date of such transaction until the 35th day after the effective date of such transaction or, if later, the related Fundamental Change Purchase Date.

A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000. The amount of cash, the number of shares of Common Stock issuable or the combination of cash payable and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 12.01(d).

(b) Conversion During Specified Period Immediately Prior to Stated Maturity. Notwithstanding anything herein to the contrary, a Holder may surrender its Securities for conversion beginning on June 1, 2019, until the close of business on the second Scheduled Trading Day immediately preceding the Stated Maturity.

(c) Conversion Procedures. The following procedures shall apply to the conversion of Securities:

(i) In respect of a Definitive Security, a Holder must (A) complete and manually sign the conversion notice on the back of the Security, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Security to the Conversion Agent; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (D) if required pursuant to Section 12.01(h) below, pay all transfer or similar taxes; and (E) if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(ii) In respect of a beneficial interest in a Global Security, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Security and, if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder. The Conversion Agent shall, within one Business Day of the Conversion Date, provide notice of such Conversion Date to such other parties as directed by the Company.

If a Holder converts more than one Security at the same time, the amount of cash, the number of shares of Common Stock issuable or the combination of the cash payable and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

Delivery of shares of Common Stock will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of shares of Common Stock, other than in the case of Holders of Global Securities in book-entry form with DTC, in which case shares of Common Stock shall be delivered in accordance with DTC customary practices.

(d) Settlement Upon Conversion. Subject to this Section 12.01 and Section 12.04, upon conversion of any Security, the Company may, at its election, pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted either solely cash (“Cash Settlement”), solely shares of Common Stock (other than cash in lieu of any fractional shares) (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 12.01(d).

All conversions occurring on or after June 1, 2019 shall be settled using the same Settlement Method. Prior to June 1, 2019, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. If the Company elects a Settlement Method, the Company shall inform Holders so converting of such Settlement Method through the Trustee, no later than the close of business on the Scheduled Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring on or after June 1, 2019, no later than the close of business on the Scheduled Trading Day immediately preceding June 1, 2019). If the Company does not concurrently elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Securities, such Specified Dollar Amount will be deemed to be $1,000.

The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

(i) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to converting Holders in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (and cash in lieu of any fractional share as described in Section 12.01(g));

(ii) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to converting Holders in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days in the relevant Conversion Period; and

(iii) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to converting Holders in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days in the relevant Conversion Period (and cash in lieu of any fractional share as described in Section 12.01(g)).

Except as described under Sections 12.01(e), 12.02 and 12.04, if Cash Settlement or Combination Settlement is applicable, the Company shall pay and/or deliver the consideration due upon conversion on the third Business Day immediately following the final Trading Day of the related Conversion Period. If Physical Settlement is applicable, the Company shall deliver the consideration due upon conversion on the third Business Day immediately following the related Conversion Date; provided, that, with respect to any Conversion Date with respect to which Physical Settlement applies occurring after August 15, 2019, settlement will occur on the Maturity Date (except as otherwise provided in Sections 12.01(e), 12.02 or 12.04).

With respect to a conversion of a Security pursuant hereto, the Security shall be deemed to have been converted immediately prior to the close of business on the Conversion Date; provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion shall be treated as the holder of record of such shares as of the close of business on the Conversion Date, in the case of Physical Settlement, or the last Trading Day of the relevant Conversion Period, in the case of Combination Settlement (such date, the “Relevant Date”). On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(e) Jones Act Restrictions on Conversion. Notwithstanding the foregoing, in order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by non-U.S. citizens, no Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the Common Stock issuable upon conversion of the Securities) is a U.S. citizen may receive Common Stock, if any, deliverable upon conversion of the Securities (after giving effect to the Company’s option to pay cash in lieu of delivering all or a portion of the deliverable shares) to the extent receipt of such shares would cause such Person or any Person whose ownership position would be aggregated with that of such Person to exceed 4.9% of the Company’s outstanding Common Stock. Instead, settlement of such shares will be suspended until such time as receipt of such shares would not result in such limit being exceeded.

In addition, no Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the stock issuable upon conversion of the Securities) is a U.S. citizen shall receive any shares of Common Stock upon conversion of the Securities to the extent such shares would constitute “Excess Shares” (as defined in the Company’s certificate of incorporation as in effect on the date of the Indenture) if they were issued. Instead, settlement of such shares will be suspended until such time, if any, that such shares would not constitute “Excess Shares” if they were issued. Notwithstanding anything herein to the contrary, a Holder (or, if not the Holder, the Person that the Holder has designated to receive the stock issuable upon conversion of the Securities) shall not become the record owner or Beneficial Owner of any shares the settlement of which is suspended as described above, or otherwise have any rights as a holder of Common Stock with respect to such shares, until such time as such shares would not constitute “Excess Shares” if they were issued.

(f) Exchange in Lieu of Conversion. When a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent in writing to surrender such Securities to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Securities, cash, shares of Common Stock based upon the applicable Conversion Rate or a combination of cash and shares of Common Stock, if applicable, equal to the consideration due upon conversion, as determined under Section 12.01(d). By the close of business on the Scheduled Trading Day immediately preceding the start of the Conversion Period, the Company will notify the Holder surrendering Securities for conversion that (i) it has directed the Designated Institution to make an exchange in lieu of conversion and (ii) whether the Designated Institution will deliver, upon exchange, cash, shares of Common Stock based upon the applicable Conversion Rate or a combination of cash and shares of Common Stock, if applicable, equal to the consideration due upon conversion, as determined under Section 12.01(d). If the Designated Institution accepts any such Securities, it will deliver the appropriate cash, number of shares of Common Stock or cash and shares of Common Stock, if applicable, as the case may be, to the Conversion Agent and the Conversion Agent will deliver such cash, shares of Common Stock or cash and shares of Common Stock, if applicable, as the case may be, to the Holder. Any Securities exchanged by the Designated Institution will remain outstanding. If the Designated Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, or if such Designated Institution does not accept the Securities for exchange, the Company will, as promptly as practical thereafter convert the Securities into shares of Common Stock or cash and shares of Common Stock, if applicable, in accordance with the election made by the Company in the initial notice to the Holders surrendering the Securities and based on the Conversion Period as determined under Section 12.01(d). The Company’s designation of a financial institution to which the Securities may be submitted for exchange does not require the institution to accept any Securities. The Company will not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.

(g) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Closing Sale Price of a full share of Common Stock on the final Trading Day of the related Conversion Period by the fractional amount and rounding the product to the nearest whole cent.

(h) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

(i) Certain Covenants of the Company.

(i) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.

(ii) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

Section 12.02. Adjustments to Conversion Rate. The applicable Conversion Rate shall be adjusted by the Company as follows:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR'	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS'	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after (i) the open of business on Ex-Dividend Date for such dividend or distribution or (ii) open of business on the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 12.02(a) is declared but not so paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all holders of its Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend

Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

For purposes of this Section 12.02(b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this Section 12.02(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this Section 12.02(b) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable distribution.

(c) If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding:

(i) dividends or distributions referred to in clause (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs to which the provisions set forth below in this clause (c) shall apply;

then the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the average of the Fair Market Values (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or, when issued, will be traded or quoted on any United States national or regional securities exchange or market (a “Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR'	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. Because the adjustment to the Conversion Rate will be made at the end of the Valuation Period with retroactive effect, the Company will delay the settlement of any Securities where the final day of the related Conversion Period occurs during the Valuation Period. In such event, the Company will pay any cash and deliver any shares of Common Stock due upon conversion (based on the adjusted Conversion Rate as described above), on the third Business Day immediately following the last day of the Valuation Period.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If any cash dividend or distribution is made to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share of Common Stock of the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this clause (d) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period (the “Averaging Period”) commencing on, and including, the Trading Day immediately following the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate will be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day immediately following the Expiration Date;

CR'	=	the Conversion Rate in effect immediately following the open of business on the Trading Date immediately following the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer as of the Expiration Date (the “Purchased Shares”);

OS0	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) including any Purchased Shares;

OS'	=	the number of shares of Common Stock outstanding at the expiration time (less any Purchased Shares); and

SP'	=	the average of the Last Reported Sale Prices of Common Stock during the Averaging Period.

Any adjustment to the Conversion Rate under this clause (e) will be made immediately prior to the open of business on the day following the last day of the Averaging Period, but will be given effect as of the open of business on the Trading Day immediately following the Expiration Date. Because the adjustment to the Conversion Rate will be made at the end of the Averaging Period with retroactive effect, the Company will delay the settlement of any Securities where the final day of the related Conversion Period occurs during the Averaging Period. In such event, the Company will pay any cash and deliver any shares of Common Stock due upon conversion (based on the adjusted Conversion Rate as described above) on the third Business Day immediately following the last day of the Averaging Period. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) Without limiting the foregoing provisions of this Section 12.02, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s securities as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder, without having to convert its Securities. Further, if the application of the foregoing formulas in this Section 12.02 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (except on account of share combinations).

(g) No adjustment to the Conversion Rate will be made unless as specifically set forth in this Section 12.02 and Section 12.03.

(h) Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock;

(v) for accrued and unpaid interest (including any Additional Interest); or

(vi) upon the issuance of any shares of Common Stock pursuant to the warrants contemplated by the Offering Memorandum.

(i) No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment and the Company will make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (1) with respect to any converted Securities, on each Trading Date in any relevant Conversion Period and (2) immediately prior to any Fundamental Change Repurchase Date. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.05 of this Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 12.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 12.02.

(l) Whenever any provision of this Article 12 requires a calculation of Last Reported Sale Prices, VWAP, Daily Conversion Values or Daily Settlement Amounts over or based on a span of multiple days (including a Conversion Period, a Valuation Period or an Averaging Period), the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, VWAP, Daily Conversion Values, or Daily Settlement Amounts are to be calculated.

(m) The Company shall be permitted (subject to applicable stock exchange rules) to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors or a committee thereof determines that such increase would be in the best interest of the Company. The Company also may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(n) In the event of an increase in the Conversion Rate above that which would result in the Securities, in the aggregate, becoming convertible into shares in excess of certain limitations set forth in the listing standards of the NYSE requiring stockholder approval, the Company shall, at its option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations based on the Closing Sale Price of the Common Stock on the relevant Conversion Date, in the case of Physical Settlement, or on the VWAP of the Common Stock on each Trading Day of the relevant Conversion Period in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this paragraph, in the case of Combination Settlement.

Section 12.03. Adjustment to Common Stock Delivered Upon Certain Fundamental Changes. (a) If a Holder elects to convert Securities pursuant to Section 12.01(a)(iii) above in connection with a corporate transaction described therein and the transaction constitutes a Fundamental Change, the Conversion Rate for such Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any conversion will be deemed to have occurred in connection with such Fundamental Change if such Securities are surrendered beginning on the actual effective date of such Fundamental Change until the related Fundamental Change Purchase Date and notwithstanding the fact that a Security may then be convertible because another condition to conversion also has been satisfied.

(b) The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the actual effective date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share of Common Stock with respect to such Fundamental Change; provided that if the Stock Price is between two Stock Price amounts set forth in such table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year; provided further that if the Stock Price is greater than $140.00 per share (subject to adjustment as set forth in clause (c) below) or less than $39.16 per share (subject to adjustment as set forth in clause (c) below), then no Additional Shares will be issued upon conversion. Notwithstanding the foregoing, the Conversion Rate shall not exceed 25.5362 per $1,000 principal amount of Securities on account of adjustments pursuant to this Section 12.03, subject to adjustments set out in Section 12.02(a) through (e).

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted pursuant to Section 12.02. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.02.

(d) In the event of an increase in the Conversion Rate above that which would result in the Securities, in the aggregate, becoming convertible into shares in excess of certain limitations set forth in the listing standards of the NYSE requiring stockholder approval, the Company shall, at its option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations based on the Closing Sale Price of the Common Stock on the relevant Conversion Date, in the case of Physical Settlement, or on the VWAP of the Common Stock on each Trading Day of the relevant Conversion Period in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this paragraph, in the case of Combination Settlement.

Section 12.04. Effect of Recapitalizations, Reclassifications, and Changes of Common Stock. (a) If any of the following events occur: (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 12.02(a) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “Reorganization Event”), then, following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon conversion of Securities, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder of a like number of shares of Common Stock immediately prior to such Reorganization Event would have been entitled to receive upon such Reorganization Event. If the Reorganization Event causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made. If the holders of Common Stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by an Additional Shares), multiplied by the price paid per share of Common Stock in such transaction and (ii) the Company will satisfy its Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 12, Article 10 and Article 11 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.

(b) At and after the effective time of the Reorganization Event (x) the amount otherwise payable in cash upon conversion of the Securities as set forth under Section 12.01 will continue to be payable in cash (including amounts paid in respect of fractional shares), (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Securities as set forth under Section 12.01 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction and (z) the VWAP will be calculated based on the value Of a unit of Referenced Property that a holder of one share of Common Stock would have received in such transaction.

(c) The Company shall cause notice of the execution of any supplemental indenture required by this Section 12.04 to be mailed to each Holder, at its address appearing on the Securities Register provided for in Section 2.05 of this Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section 12.04 shall similarly apply to successive Reorganization Events.

(e) If this Section 12.04 applies to any event or occurrence, Section 12.02 shall not apply in respect of such event or occurrence.

(f) The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder of Securities to convert the Securities as set forth in Section 12.01 prior to the effective time of such Reorganization Event.

Section 12.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine when the Securities become convertible, the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 12. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate with respect thereto.

Section 12.06. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive upon conversion of the Securities in respect of which the Company has elected to deliver Common Stock, if applicable, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 12.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

Section 12.07. No Stockholder Rights. For the avoidance of doubt, Holders of Securities will not have any rights as holders of Common Stock (including voting rights and rights to receive any dividends or other distributions on the Common Stock) if and until the Securities are converted into shares of Common Stock.

Section 12.08. Withholding Taxes for Adjustments in Conversion Rate. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and shares of Common Stock on the Securities.

Article 13

SUBSIDIARY GUARANTEES

Section 13.01. Guarantee. (a) Subject to this Article 13, each of the Guarantors hereby, jointly and severally, unconditionally guarantees (a “Subsidiary Guarantee”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration, required repurchase or otherwise, and interest on the overdue principal of, premium and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof; the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 7 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 13.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.03. Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 13.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that either this Indenture or a supplemental indenture substantially in the form attached as Exhibit C will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 13.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a notation of Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that any of the Company’s Subsidiaries (including a Foreign Subsidiary) that is not already a Guarantor guarantees any indebtedness of the Company or a Domestic Subsidiary after the date of this Indenture, the Company will cause such Subsidiary to comply with the provisions of Section 3.09 hereof and this Article 13, to the extent applicable.

Section 13.04. Guarantors May Not Consolidate, etc., Except on Certain Terms. No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless (a) immediately after giving effect to such transaction, no Default or Event of Default exists, (b) in the case of such consolidation, merger, sale or disposition by the Company, the conditions in Section 4.01 are satisfied, and, unless such Guarantor’s Subsidiary Guarantee is subject to release under Section 13.05, (c) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein.

In case of any such consolidation, merger, sale or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the notation of Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the notation of Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Section 13.05. Releases. Each Guarantor shall be released:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or its Subsidiary, provided that any such release shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any indebtedness of the Company or the indebtedness of any of the other Guarantors shall also terminate upon such release, sale or transfer;

(b) in connection with any sale of all the Capital Stock of the relevant Guarantor, in accordance with the provisions of this Indenture;

(c) upon the release of its guarantee of all other indebtedness of the Company or any of its Domestic Subsidiaries; or

(d) upon satisfaction and discharge of this Indenture in accordance with Section 9.01.

At the Company’s request and expense, the Trustee shall promptly execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 13.05. Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 13.05 will remain liable for the full amount of principal of, premium, if any, and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 13.

Article 14

MISCELLANEOUS

Section 14.01. Notices. Any notice or communication shall be in writing in the English language (including telecopy or e-mail promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company and/or any Guarantor:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard

Suite 300

Covington, Louisiana 70433

Attention: Chief Financial Officer

Fax: (985) 727-2006

With a copy to:

Winstead PC

24 Waterway Avenue

Suite 500

The Woodlands, Texas 77380

Attention: R. Clyde Parker, Jr.

Fax: (281) 681-5901

if to the Trustee:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

Attention: Corporate Trust Services – Administrator for Hornbeck Offshore Services

Fax: (212) 515-5244

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses (including e-mail addresses) for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the Securities Register and shall be sufficiently given if so mailed within the time prescribed; provided that notices given to Holders holding Securities in book-entry form may be given through facilities of DTC or any successor depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

Section 14.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 14.04. When Securities Are Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 14.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.06. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or New Orleans, Louisiana. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, such Regular Record Date shall not be affected.

Section 14.07. Governing Law. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.08. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company or a Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability; provided, however, the parties acknowledge that such waiver may not be effective to waive liability under federal securities laws. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 14.09. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.05.

Section 14.10. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.11. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.12. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.13. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 14.14. Consent to Jurisdiction. The Company and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture and any of the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Trustee, Agent, or Holder any otherwise have to bring any action or proceeding relating to this Indenture against the Company or any Guarantor or their properties in the courts of any jurisdiction to enforce any judgment, order or process entered by such courts situate within the State of New York or to enjoin any violations hereof or for relief ancillary hereto or otherwise to collect on loans or enforce the payment of any Notes or to enforce, protect or maintain their rights and Claims or for any other lawful purpose. The Company and each Guarantor further agrees that any action or proceeding brought against the Trustee, Agent or any Holder, if brought by the Company or any Guarantor, shall be brought only in New York State or, to the extent permitted by law, in such Federal Court.

Section 14.15. U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

Energy Services Puerto Rico, LLC
Hornbeck Offshore Services, LLC
Hornbeck Offshore Transportation, LLC
Hornbeck Offshore Operators, LLC
HOS-IV, LLC
Hornbeck Offshore Trinidad & Tobago, LLC
HOS Port, LLC

By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities pursuant to Section 12.03 of this Indenture:

Stock Price

Effective Date	$39.16	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00	$100.00	$120.00	$140.00
August 13, 2012	6.9644	6.6953	5.3506	4.3423	3.5679	2.9628	2.4813	2.0931	1.5152	1.1157	0.8309	0.4685	0.2627
September 1, 2013	6.9644	6.6397	5.2558	4.2249	3.4391	2.8295	2.3482	1.9632	1.3964	1.0105	0.7396	0.4018	0.2157
September 1, 2014	6.9644	6.5623	5.1333	4.0775	3.2799	2.6668	2.1875	1.8077	1.2567	0.8890	0.6359	0.3288	0.1659
September 1, 2015	6.9644	6.4615	4.9746	3.8875	3.0758	2.4597	1.9845	1.6132	1.0853	0.7429	0.5138	0.2468	0.1130
September 1, 2016	6.9644	6.3608	4.7878	3.6537	2.8207	2.2000	1.7306	1.3715	0.8768	0.5700	0.3739	0.1592	0.0609
September 1, 2017	6.9644	6.2554	4.5455	3.3364	2.4710	1.8450	1.3876	1.0503	0.6115	0.3613	0.2144	0.0714	0.0161
September 1, 2018	6.9644	6.1242	4.1569	2.8075	1.8883	1.2663	0.8478	0.5672	0.2541	0.1137	0.0495	0.0043	0.0000
September 1, 2019	6.9644	6.4282	3.6504	1.4282	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule A

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Restricted Securities Legend, if applicable]

[Global Security Legend, if applicable]

No. [    ]                                                                                                              Principal Amount $[            ], as revised by the Schedule of Increases and Decreases in Global Security attached hereto.

CUSIP NO.: [    ]

ISIN: [    ]

1.500% Convertible Senior Notes due 2019

Hornbeck Offshore Services, Inc., a Delaware corporation, promises to pay to [                                        ], or registered assigns, the principal sum of [                                        ] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on September 1, 2019.

Interest Payment Dates:	March 1 and September 1
Regular Record Dates:	February 15 and August 15

Additional provisions of this Security are set forth on the attached “Terms of Securities.”

Dated: [                    ]

HORNBECK OFFSHORE SERVICES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

TERMS OF SECURITIES

1.500% Convertible Senior Notes due 2019

The Company issued this Security under an Indenture dated as of August 13, 2012 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the guarantors party thereto and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Additional Securities may be issued under the Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the Indenture.

1.	Interest

Hornbeck Offshore Services, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the unpaid principal amount of this Security at the rate of 1.5% per annum. In certain circumstances specified in the Indenture, the Company may be required to pay Additional Interest on this Security. All references herein to “interest” include any such Additional Interest as may then be payable.

The Company will pay interest semiannually on March 1 and September 1 of each year (each, an “Interest Payment Date”) commencing March 1, 2013. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from August 13, 2012. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, interest (including any Additional Interest) or premium, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, interest (including any Additional Interest) and premium, if any) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose. Interest (including any Additional Interest), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.	No Sinking Fund; No Redemption.

No sinking fund is provided for the Securities. The Securities are not subject to redemption at the Company’s option.

4.	Purchase by the Company at the Option of the Holder Upon a Fundamental Change.

If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at a Fundamental Change Purchase Price specified in the Indenture.

5.	Conversion

Subject to the conditions and procedures set forth in the Indenture, and during the periods specified in the Indenture, a Holder may convert Securities, on or prior to the close of business on the second Scheduled Trading Day immediately preceding Stated Maturity.

The initial Conversion Rate is 18.5718 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will either (i) deliver shares of Common Stock based on the Conversion Rate or (ii) pay cash or cash and shares of Common Stock, if any, based on a Daily Conversion Value calculated on a proportionate basis for each day of the 25-day Conversion Period, as set forth in the Indenture. The Company shall deliver cash in lieu of any fractional share of Common Stock.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

6.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

7.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

8.	Unclaimed Money

If money for the payment of principal, premium, if any, or interest (including any Additional Interest) remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.	Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture, the Subsidiary Guarantees or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.

In addition, the Indenture permits an amendment of the Indenture, the Subsidiary Guarantees or the Securities without the consent of any Holder under certain circumstances specified in the Indenture.

10.	Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

The sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Article 5 of the Indenture will, at the Company’s election, for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Securities at a rate equal to 0.50% per annum.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, interest (including any Additional Interest) or premium, if any) if it determines that withholding notice is in their interest.

11.	Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.	No Recourse Against Others

An incorporator, director, officer, employee, Affiliate or stockholder of the Company or a Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

14.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

16.	Governing Law

This Security, the Indenture and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard

Suite 300

Covington Louisiana, 70433

Attention: Chief Financial Officer

Fax: (985) 727-2006

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

☐	1	acquired for the undersigned’s own account, without transfer; or

☐	2	transferred to the Company; or

☐	3	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	4	transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	5	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

FORM OF CONVERSION NOTICE

To:	Hornbeck Offshore Services, Inc.

The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below in accordance with the terms of the Indenture referred to in this Security, and directs that cash, and the shares of Common Stock of Hornbeck Offshore Services, Inc., if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by non-U.S. citizens, the undersigned registered Holder of this Security represents and warrants as follows:

CHECK ONE BOX BELOW:

☐	1	Such Holder is a U.S. citizen

☐	2	Such Holder is a non-U.S. citizen

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all):

$ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:	Hornbeck Offshore Services, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Hornbeck Offshore Services, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

EXHIBIT B

[Date]

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth and subject to the provisions in the Indenture (the “Indenture”), dated as of August 13, 2012, among Hornbeck Offshore Services, Inc. (the “Company”), the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on, the Securities, whether at Stated Maturity, by acceleration, required repurchase or otherwise, and the due and punctual payment of interest on overdue principal of, premium, if any, and interest (including Additional Interest) on the Securities, if any, if lawful, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

B-1

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 200  , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Hornbeck Offshore Services, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 13, 2012 (the “Indenture”), providing for the issuance of 1.500% Convertible Senior Notes due 2019 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 3.09 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 13 thereof.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

C-1

4. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

HORNBECK OFFSHORE SERVICES, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

C-3